Exhibit 99.1

LIBERTY RESOURCES ACQUISITION CORP. ANNOUNCES LAUNCH OF NEW INVESTOR RELATIONS WEBSITE

New York, NY – August 1, 2023 – Liberty Resources Acquisition Corp. (NASDAQ: LIBY, LIBYU, LIBYW) (“Liberty”), a special purpose acquisition company, announced today the successful launch of a new investor relations website at https://www.liberty-resources.com/.

The investor relations website features an easy to navigate format and streamlined access to essential investor information, including recent company press releases, sector information and more.

As previously announced, Liberty entered into a definitive business combination agreement effective December 15, 2022 that will result in Liberty becoming a wholly owned subsidiary of Liberty Onshore Energy B.V. (“PubCo”). Through a complex restructuring PubCo will become the resultant amalgamated parent company and is expected to continue a listing on the Nasdaq Stock Exchange (“NASDAQ”).

About Liberty Resources Acquisition Corp.

Liberty Resources Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company is led by Dato’ Maznah Binti Abdul Jalil, Liberty’s Chief Executive Officer, and Dato’ Khalid bin Hj Ahmad, Liberty’s Chief Financial Officer. Liberty is sponsored by Liberty Fields, LLC.

About Caspi Oil Gas LLP

COG is the concession owner of the Rakushechnoye Oil Field, located in West Kazakhstan. The Rakushechnoye License Block is located onshore Caspian Sea of the Mangyshlak peninsula, West Kazakhstan. It covers an area of about 287 sq km in the south-western Manghystau Province. Geologically the field lies within the South Mangyshlak sedimentary basin and the two largest fields, Zhetybai and Uzen, are located approximately 65 kilometers to the north and 85 kilometers to the northeast, respectively. COG has favorable high-quality oil and gas reserves with API 47 and zero sulfur. Furthermore, the LPG concentration of C3 + C4 is between 10% - 12% of gas reserves.

No Offer or Solicitation

This press release relates to a proposed business combination between Liberty and Caspi and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Liberty and Caspi, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation

Liberty and its directors and executive officers may be deemed participants in the solicitation of proxies from its stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Liberty will be included in the proxy statement/prospectus for the proposed business combination when available at www.sec.gov. Information about Liberty’s directors and executive officers and their ownership of Liberty common stock is set forth in Liberty’s prospectus, dated November 3, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement/prospectus pertaining to the proposed business combination when it becomes available. These documents can be obtained free of charge from the source indicated above.

Caspi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Liberty in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination.

Cautionary Statement Regarding Forward-Looking Statement

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed Business Combination, within the meaning of the federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to Caspi’s products, the likelihood of regulatory approval of such products and their proposed uses; Caspi's growth prospects and Caspi's potential target markets, as well as the size of those markets; Caspi's projected financial and operational performance; new product and service offerings Caspi may introduce in the future; the potential business combination, including the implied enterprise value, the expected post-closing ownership structure and the likelihood and ability of the parties to successfully consummate the potential transaction; the anticipated effect of the announcement or pendency of the proposed business combination on Liberty’s or Caspi's business relationships, performance, and business generally; and other statements regarding Liberty’s and Caspi’s expectations, hopes, beliefs, intentions or strategies regarding the future.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "outlook," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of any proxy statement relating to the proposed business combination, which is expected to be filed by Liberty with the SEC, other documents filed by Liberty from time to time with SEC, and any risk factors made available to you in connection with Liberty, Caspi and the transaction. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Liberty and Caspi), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. No assurance can be given that the business combination discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Liberty, including those set forth in the Risk Factors section of the Registration Statement and preliminary proxy statement for the proposed Business Combination. Copies of these documents are or will be available on the SEC’s website, www.sec.gov. Liberty undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

In addition to factors previously disclosed in Liberty’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the shareholders of Liberty or Caspi is not obtained; that the required approvals of the Kazakhstan government are not obtained; the restructuring of Caspi is not finalized or the creditors of Caspi do not consent to the transaction; the inability to complete a PIPE offering in connection with the proposed business combination; failure to realize the anticipated benefits of the proposed business combination; risk relating to the uncertainty of the projected financial information with respect to Caspi; the amount of redemption requests made by Liberty’s shareholders; the overall level of demand for oil and gas and the ability of Caspi to deliver its products to the global market; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the ability to maintain the listing of Liberty’s securities on the NASDAQ where it is believed that it will be the first listed company with its operations principally in Kazakhstan; Caspi’s ability to implement its business strategy; changes in governmental regulation, Caspi’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Caspi's business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of Caspi's suppliers, as well as consumer demand for oil and gas, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on Caspi and its suppliers and customers or that regulations seeking to mitigate climate change could adversely affect Caspi’s production; Caspi’s ability to recruit and retain qualified personnel to deliver their services; any breaches of, or interruptions in, Caspi’s information systems; fluctuations in foreign currency; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties, and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Liberty and Caspi or the date of such information in the case of information from persons other than Liberty or Caspi, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Caspi’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Contacts

Garry Richard Stein

Liberty Resources Acquisition Corp.

Phone: 1-305-809-7217

info@liberty-resources.com

MZ Group

Shannon Devine

+1 (203) 741-8811

LIBY@mzgroup.us